Exhibit 99.2
BlackSky Announces Pricing of Upsized $40 Million Public Offering of Common Stock
HERNDON, VA – September 25, 2024 – BlackSky Technology Inc. (NYSE: BKSY) today announced the pricing of an underwritten public offering of 10,000,000 shares of its Class A common stock (“common stock”) at a price to the public of $4.00 per share. All of the shares in the offering are being sold by BlackSky. The gross proceeds to BlackSky from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be approximately $40 million. The offering is expected to close on or about September 26, 2024, subject to customary closing conditions. In addition, BlackSky has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of its common stock in the underwritten public offering.
Oppenheimer & Co. and Lake Street Capital Markets are acting as joint book-running managers for the offering.
A shelf registration statement on Form S-3 (File No. 333-267889) relating to the shares was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on December 15, 2022. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.SEC.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and available on the SEC’s website at www.SEC.gov. A copy of the final prospectus supplement and the accompanying prospectus, when available, may be obtained by contacting: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com; or Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700 Minneapolis, MN 55402, by telephone at (612) 326-1305, or by email at syndicate@lakestreetcm.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence systems that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.
With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws with respect to BlackSky. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors, including, without limitation, stock market conditions, our ability to satisfy the closing conditions in the underwriting agreement, and our ability to complete the offering, could cause actual future events or results to differ materially from those expressed or implied by the forward-

looking statements in this document. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect our expectations, plans, or forecasts of future events and views as of the date of this communication, and subsequent events and developments could cause our assessments to change. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Additional risks and uncertainties are identified and discussed in BlackSky’s disclosure materials filed from time to time with the SEC which are available at the SEC’s website at www.SEC.gov.
Investor Contact
BlackSky Technology Inc.
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864
Media Contact
BlackSky Technology Inc.
Pauly Cabellon
Senior Director, External Communications
pcabellon@blacksky.com
571-591-2865